Exhibit 15

[Deloitte & Touche LLP Letterhead]

October 30, 2026

The Board of Directors and Shareholders of IDACORP, Inc.
1221 W Idaho Street
Boise, ID 83702

We are aware that our reports dated April 30, 2026, July 30, 2026, and October 29, 2026, on our review of interim financial information of IDACORP, Inc. and subsidiaries appearing in IDACORP, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026, and September 30, 2026, respectively, are incorporated by reference in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho